UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Medical Information Technology, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEDICAL INFORMATION TECHNOLOGY, INC.
2018 CHAIRMAN'S LETTER TO SHAREHOLDERS

To our Shareholders:

For 2017 combined product and service revenue was $480.9M, operating income was $64.0M and net income was $77.4M, up 4.0%, down 8.5% and up 6.2% respectively compared to the prior year.

We are very pleased with the year just ended and we emphasize a few accomplishments. 2017 product revenues increased by 21.2% compared to that of 2016. 2017 product bookings increased 25.6% compared to that of 2016. The downward trend of product revenue and bookings which began in the 2011/2012 timeframe has finally been reversed. Our ability to minimize implementation slippages in each quarter has restored a far better sense of credibility in forecasting the next quarter. Finally, during 2017 we achieved the live status of numerous ambulatory sites, the delivery of browser based mobile physician products for acute and emergency departments, and the announcement of cloud based Meditech as a Service (MaaS) for critical access hospitals.

We ended the year with 3,740 staff members. We extend our gratitude to all those whose efforts produced these results:
  to those who design and develop our products,
  to those who market and sell our products and services,
  to those who install our products and provide our services, to those who send out the bills and collect the money, and to the clerical, administrative and maintenance staffs supporting the above.
In addition, we thank MEDITECH's Officers and managers for their efforts, dedication and loyalty as well as MEDITECH's Board members for their valued advice and active participation.

We note with sadness the recent passing of Roland L. Driscoll who served as MEDITECH's Chief Financial Officer and Board member for many years. We also note with sadness the recent passing of Louis P. Valente who served as a Board member for many years and was affectionately known as Dan.

We provide herein the Formal Notice for the upcoming Annual Meeting of Shareholders, the Proxy Statement and the 2017 Annual Report on Form 10-K, which includes MEDITECH's Audited Financial Statements for the year just ended. Your individual Proxy Page and Statement of Stock Ownership as of March 23, 2018, are included in this distribution. We appreciate our Shareholder support and look forward to seeing you at the 2018 Annual Meeting on Monday, April 23, 2018.

A. Neil Pappalardo
Chairman
March 23, 2018

MEDICAL INFORMATION TECHNOLOGY, INC.
FORMAL NOTICE OF THE 2018 ANNUAL MEETING

To the Shareholders of Medical Information Technology, Inc.:

The 2018 Annual Meeting of Shareholders of Medical Information Technology, Inc. will be held at its corporate office, 1 Constitution Way, Foxborough, Massachusetts 02035, on Monday, April 23, 2018 at 8:30am for the following purposes:
  to consider and act upon a proposal to elect a Board of six Directors for the ensuing year to serve until the 2019 Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified, to consider and act upon a proposal to ratify the selection of Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018, and to consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.
Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2017 Annual Report on Form 10-K and other SEC filings.

By order of the Board of Directors

Shannon M. Connell, Secretary
Westwood, Massachusetts
March 23, 2018

MEDICAL INFORMATION TECHNOLOGY, INC.
2018 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Medical Information Technology, Inc. ("MEDITECH") for use at the 2018 Annual Meeting of Shareholders to be held at its corporate office, 1 Constitution Way, Foxborough, Massachusetts 02035, on Monday, April 23, 2018 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Formal Notice of the 2018 Annual Meeting.

RECORD DATE

The Board has fixed the close of business on March 23, 2018 as the record date for the determination of Shareholders of MEDITECH's common stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). As of the Record Date there were 37,190,854 shares of common stock issued and outstanding, and each such share is entitled to one vote on each proposal presented at the Annual Meeting.

ANNUAL REPORT TO SHAREHOLDERS

This Proxy Statement and the enclosed Proxy Page, along with the 2017 Annual Report on Form 10-K, which includes MEDITECH's Audited Financial Statements for the year just ended, is being disseminated to all Shareholders on March 23, 2018. MEDITECH will provide additional copies free of charge to its Shareholders upon request. Such requests should be directed to Shannon M. Connell, Secretary, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090. In addition, Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2017 Annual Report on Form 10-K and other SEC filings.

QUORUM

A quorum of Shareholders is necessary to hold a valid Annual Meeting. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you have returned a properly signed Proxy Page, you will be considered present at the meeting and part of the quorum. Abstentions are counted as shares present at the meeting in determining whether a quorum exists.

SOLICITATION OF PROXIES

This solicitation of proxies for use at the Annual Meeting is being made by the Board. The cost of soliciting proxies will be borne by MEDITECH. Proxies may be solicited, in person or by telephone, by Officers and regular employees of MEDITECH, who will receive no compensation for their services other than their normal salaries.

VOTING OF PROXIES

You can vote on matters which come before the Annual Meeting either by signing and returning the enclosed Proxy Page or by coming to the Annual Meeting and voting by ballot there.

If you sign and return the Proxy Page, the individuals named as proxies will vote your shares following your directions. If you do not make specific choices, the proxies will vote your shares for the election of each of the nominees for Director and for the ratification of the selection of Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for 2018. If any other matters are presented for action at the Annual Meeting, the proxies will vote your shares in their discretion. At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the Annual Meeting. There are three ways to revoke your proxy: (1) you may send in another Proxy Page with a later date; (2) you may notify MEDITECH's Secretary in writing before the Annual Meeting that you have revoked your proxy; or (3) you may vote in person by ballot at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and return it promptly. If you do attend the Annual Meeting, you may vote your shares by ballot even though you have sent in your Proxy Page. However, simply attending the Annual Meeting will not revoke your proxy if you do not vote by ballot at the Annual Meeting.

PROPOSAL ONE: TO ELECT A BOARD OF DIRECTORS

The Board of Directors has nominated A. Neil Pappalardo, Lawrence A. Polimeno, Howard Messing, Edward B. Roberts, Barbara A. Manzolillo and Stuart N. Lefthes for election as the six Directors at the 2018 Annual Meeting. The Board expects all nominees to attend the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR ALL SIX NOMINEES LISTED ABOVE.

The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and voting at the Annual Meeting will be required to elect each of the nominees as a Director. If you vote for specific nominees rather than all of them, your vote will count for only those selected. You may withhold authority to vote for the nominees by indicating "NONE OF THE ABOVE" on your Proxy Page, in which case your vote will not count for any nominee. Each of the nominees has agreed to serve as a Director if elected, and MEDITECH has no reason to believe any nominee will be unable to serve. However, if any nominee should become unavailable, your shares will, to the extent they were to be voted in favor of such nominee, be voted for another nominee, if any, proposed by the Board.

COMMUNICATION WITH THE BOARD

MEDITECH Shareholders may recommend candidates to the Board for future consideration as potential Directors by submitting their names and appropriate background and biographical information. This information should be provided prior to the January Board meeting for the Board to have the opportunity to consider these candidates in the same manner as it considers other Board candidates.

MEDITECH Shareholders may send communications to the full Board or to specific Directors in care of Shannon M. Connell, Secretary, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090. The Secretary will forward copies of such communications directly to the full Board or to specific Directors as requested.

DIRECTORS, EXECUTIVE OFFICERS OF THE COMPANY AND CORPORATE GOVERNANCE

All Directors are elected each year at the Annual Meeting of Shareholders. All Officers are elected at the first meeting of the Board following the Annual Meeting of Shareholders and hold office for one year. The positions held by each Director and Officer of MEDITECH on March 23, 2018, are shown below. There are no family relationships among the following persons.

Director or Officer	Age	Position with MEDITECH

A. Neil Pappalardo	75	Chairman and Director
Lawrence A. Polimeno	76	Vice Chairman and Director
Howard Messing	65	President, Chief Executive Officer and Director
Barbara A. Manzolillo	65	Treasurer, Chief Financial Officer and Director
Edward B. Roberts	82	Director
Stuart N. Lefthes	65	Director
Michelle I. O'Connor	52	Executive Vice President and Chief Operating Officer
Hoda Sayed-Friel	60	Executive Vice President
Helen M. Waters	53	Executive Vice President
Christopher J. Anschuetz	65	Senior Vice President
Steven B. Koretz	66	Senior Vice President
Leah L. Farina	50	Vice President
Scott M. Radner	53	Vice President
James W. Merlin	58	Controller and Chief Accounting Officer

The address of all Officers and Directors is in care of Medical Information Technology, Inc., MEDITECH Circle, Westwood, MA 02090. The following is a description of the business experience during the past five years of each Director and Officer.

A. Neil Pappalardo, the founder and Chairman of MEDITECH, was its Chief Executive Officer until 2010, and has been a Director since 1969.

Lawrence A. Polimeno has been the Vice Chairman of MEDITECH since 2002, was its President and Chief Operating Officer prior to that, has been a Director since 1985, and has been with MEDITECH since 1969.

Howard Messing has been the President and Chief Executive Officer of MEDITECH since 2010, was its President and Chief Operating Officer prior to that, has been a Director since 2011, and has been with MEDITECH since 1974.

Barbara A. Manzolillo has been a Director since 2016, is the Treasurer and Chief Financial Officer since 1996, and has been with MEDITECH since 1975.

Edward B. Roberts, co-founder of MEDITECH, is the David Sarnoff Professor of Management of Technology at the Sloan School of Management at the Massachusetts Institute of Technology, and has been a Director since 1969.

Stuart N. Lefthes has been a Director since 2016, retired as the Senior Vice President of Sales in 2016, and had been with MEDITECH since 1983.

Michelle I. O'Connor has been the Executive Vice President and Chief Operating Officer since 2016, was Executive Vice President of Product Development prior to that, and has been with MEDITECH since 1988.

Hoda Sayed-Friel has been the Executive Vice President of Strategy and Client Services since 2012, was the Vice President of Marketing prior to that, and has been with MEDITECH since 1986.

Helen M. Waters has been the Executive Vice President of Sales and Marketing since 2016, was a Vice President of Customer Service prior to that, and has been with MEDITECH since 1990.

Christopher J. Anschuetz has been the Senior Vice President of Technology since 2011, was a Vice President prior to that, and has been with MEDITECH since 1975.

Steven B. Koretz has been the Senior Vice President of Client Services since 2012, was a Vice President prior to that, and has been with MEDITECH since 1982.

Leah L. Farina has been the Vice President of Client Services since 2010, was a Senior Manager prior to that, and has been with MEDITECH since 1989.

Scott M. Radner has been the Vice President of Technology since 2011, was a Senior Manager prior to that, and has been with MEDITECH since 1990.

James W. Merlin has been the Controller and Chief Accounting Officer since 2016, was the Controller prior to that, and has been with MEDITECH since 1986.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors oversees MEDITECH's business and financial activities and monitors the performance of management, but is not involved in the day-to-day operations. The Directors review MEDITECH's performance, processes and controls, key policies, legal and regulatory requirements, ethical conduct and new or unusual transactions. The Directors are actively involved in oversight of business and financial risks which could affect MEDITECH. The Board receives regular quarterly reports from Officers which cover topics such as financial, technological, regulatory and reputation risk. The Directors meet regularly with the CEO, the CFO, other Officers; read reports and other materials; and participate in Board and committee meetings. The Board consists of 6 members. During 2017 the Board held 4 regularly scheduled quarterly meetings and a quorum was present at each meeting. Messrs. Roberts and Lefthes are "independent" as defined by the rules of the NYSE and NASDAQ.

The Board of Directors does not have an Audit Committee. Ms. Manzolillo is a financial expert within the meaning of applicable rules under the Securities Exchange Act of 1934, as amended. The Board has selected Mr. Lefthes as its representative to meet quarterly with MEDITECH's Independent Registered Public Accounting firm to review accounting practices and advise MEDITECH's CFO.

The Board of Directors does not have a Compensation Committee. Instead, the full Board, because of its small size, carries out the duties of this Committee. The Board annually determines the total amount of the Staff Bonus and the contribution to the MEDITECH Profit Sharing Trust. Once a year the full Board meets with all the Officers to review their performance and responsibilities. The Board annually sets the salary for each of the Officers.

The Board of Directors does not have a Nominating Committee. The Board considers a broad range of characteristics related to qualifications, background and diversity of nominees based on MEDITECH's current business needs. The Board has not adopted written guidelines regarding nominees for Director.

The Charitable Contribution Committee consists of Messrs. Pappalardo, Polimeno and Messing. This committee meets at least 6 times a year to review the criteria for the year's charitable contribution program, meets and evaluates each organization under consideration and determines the amount to be contributed to each organization for the year. During 2017 the committee contributed $755,000 to 39 cultural, educational and social service organizations primarily within the greater Boston area.

During 2017 the 2 members of the Board of Directors who were not Officers of MEDITECH received a fee of $8,000 for each quarterly meeting fully attended, with such fee being deemed to also cover any special meetings, conference or committee time, and incidental expenses expended by such directors on behalf of MEDITECH.

During 2005 a Code of Ethical Conduct was created by management and adopted by the Board of Directors in an effort to outline the principles established at MEDITECH which help guide the actions of its staff, Officers and Directors. This Code sets forth ethical standards of conduct for all to follow and provides a framework for decision-making. This Code is intended to promote proper conduct at all levels of business in compliance with all applicable laws and regulations as well as to deter wrongdoing. These guiding principles are designed to propel MEDITECH forward towards future success in a continued tradition of "ingenuity delivered with integrity" in all of our business relationships. The Code of Ethical Conduct is available on MEDITECH's web site and any waiver for senior management will be disclosed there as well.

EXECUTIVE COMPENSATION

There are no employment contracts providing for continued compensation in effect for any Officer of MEDITECH. MEDITECH has no Stock Award programs, no Stock Option programs and no Non-equity Incentive plans. The compensation received by MEDITECH's Chief Executive Officer, Chief Financial Officer and the three most highly compensated other Officers for the past 3 years ended December 31 is summarized in the following table. The deferred columns represent, respectively, the annual increase in the individual's balance in the MEDITECH Profit Sharing Plan and the individual's share of MEDITECH's annual contribution to this Plan.

Name and Position	Year	Salary	Bonus	Deferred	Deferred	Total

Howard Messing	2017	$432,000	$7,790	$52,308	$3,717	$495,815
President, Chief Executive	2016	432,000	16,991	67,468	3,780	520,239
Officer and Director	2015	360,000	19,377	61,265	3,785	444,427

Barbara A. Manzolillo	2017	$408,000	$7,790	$52,308	$3,717	$471,815
Treasurer, Chief Financial	2016	408,000	16,991	67,468	3,780	496,239
Officer and Director	2015	300,000	19,377	61,265	3,785	384,427

Michelle I. O'Connor	2017	$384,000	$7,790	$34,486	$3,717	$429,993
Executive Vice President	2016	384,000	16,991	41,431	3,780	446,202
and Chief Operating Officer	2015	264,000	194,377	35,231	3,785	497,393

Hoda Sayed-Friel	2017	$384,000	$7,790	$52,308	$3,717	$447,815
Executive Vice President	2016	384,000	16,991	64,680	3,780	469,451
	2015	264,000	194,377	55,124	3,785	517,286

Helen M. Waters	2017	$384,000	$7,790	$37,616	$3,717	$433,124
Executive Vice President	2016	384,000	16,991	45,213	3,780	$449,984
	2015	264,000	194,377	38,467	3,785	500,629

Annual Cash Bonus: MEDITECH distributes a Staff Bonus in January to all staff members, including Officers, in recognition of services rendered by them during the prior year. The individual portion of the Staff Bonus paid to each recipient is determined by prorating the sum of the recipient's prior five years of cash compensation capped at $600,000. In the above table certain Officers received an Officer Bonus in January 2015, but such bonus was discontinued for all Officers thereafter.

Profit Sharing Plan: MEDITECH maintains a qualified defined contribution plan for all of MEDITECH's staff known as the Medical Information Technology, Inc. Profit Sharing Plan. All of the staff who have completed one year of service participate in the Plan. The Board of Directors sets the annual contribution, which is made in December and allocated in proportion to total compensation of all eligible members for the Plan year capped at $100,000. No allocation is allowable under this Plan to owners of 10% or more of MEDITECH's common stock. Contributions by members are not permitted. Benefits under the Plan are considered deferred compensation and become fully vested after five years of continuous service with MEDITECH. Members who have at least 20 years of service or who have incurred financial hardship may request in-service withdrawals. Lump sum cash payment is made upon retirement, death, disability or termination of employment.

COMPENSATION REPORT

All Board members other than Mr. Roberts are current or former MEDITECH Officers. During the year just ended all Board members participated in setting the annual salary for each Officer based on the actual and expected contributions of each to the annual and long-term financial performance of MEDITECH. Board members decided to include this Compensation Report in the proxy statement.

Submitted by: A. Neil Pappalardo, Lawrence A. Polimeno, Howard Messing, Edward B. Roberts, Barbara A. Manzolillo and Stuart N. Lefthes

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 23, 2018 with respect to the shares of common stock beneficially owned by each person known by MEDITECH to own more than 5% of MEDITECH's outstanding common stock, each Director of MEDITECH, each Executive Officer named in the Compensation Table and by all Directors and Officers of MEDITECH as a group. The number of shares beneficially owned is determined according to rules of the Securities and Exchange Commission. Under such rules, a person's beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power.

Name of	Number of Shares	Percentage
Shareholder,	of Common Stock	of Shares of
Director or Officer	Beneficially Owned	Common Stock

A. Neil Pappalardo*	16,487,728	44.33%
MEDITECH Profit Sharing Trust*	6,586,974	17.71%
Ruderman Group	3,666,040	9.86%
Curtis W. Marble	2,500,000	6.72%
Grossman Group	2,061,144	5.54%
Lawrence A. Polimeno	975,000	2.62%
Edward B. Roberts	676,879	1.82%
Howard Messing	405,000	1.09%
Barbara A. Manzolillo	195,000	0.52%
Stuart N. Lefthes	113,000	0.30%
Helen M. Waters	44,200	0.12%
Michelle I. O'Connor	35,000	0.09%
Hoda Sayed-Friel	32,100	0.08%
14 Directors and Officers as a Group*	19,228,332	51.70%

*The number of shares indicated for Mr. Pappalardo includes the shares owned by the MEDITECH Profit Sharing Trust. Mr. Pappalardo is the sole Trustee of the MEDITECH Profit Sharing Trust and therefore has the power to vote its shares in addition to his own 9,900,754 shares. Likewise the number of shares indicated for the 14 Directors and Officers as a Group includes the shares owned by the MEDITECH Profit Sharing Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2017, the MEDITECH Profit Sharing Trust filed Forms 4 for its purchases of MEDITECH stock, but some of these filings were late. To MEDITECH's knowledge, based solely on a review of the reports given to MEDITECH, all other Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater-than-10% shareholders were satisfied in 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No additional shares of MEDITECH stock were purchased from MEDITECH by any Director or Officer in 2015, 2016 or 2017.

PROPOSAL TWO: TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for the year ending December 31, 2018. The Board does not expect a representative of Wolf & Company to be present at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR PROPOSAL TWO AND RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the selection of the Independent Registered Public Accounting Firm requires the affirmative vote of a majority of the shares voting on the matter. For this purpose, abstentions will not have any effect on the vote.

During 2017, audit and non-audit services included auditing MEDITECH's financial statements, reviewing unaudited quarterly financial information, and discussing various accounting, tax, and regulatory matters. Fees paid or to be paid for such services for the three years ended December 31 are as follows:

	2015	2016	2017

Annual audit and quarterly reviews	$265,000	$282,500	$305,000
Audit related to Profit Sharing Trust	22,000	23,000	24,000

	$287,000	$305,500	$329,000

It is the policy of the Board of Directors to approve all audit and non-audit services to be provided to MEDITECH by its Independent Registered Public Accounting Firm and the above amounts were so approved.

SHAREHOLDER PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

The Board of Directors carefully considers all proposals and suggestions from Shareholders. When adoption is in the best interest of MEDITECH and its Shareholders, and can be accomplished without Shareholder approval, the proposal will be implemented without inclusion in the proxy material or presentation to Shareholders for consideration at the Annual Meeting.

Examples of Shareholder suggestions which have been adopted over the years include improved procedures involving dividend payments and Shareholder disclosure materials, and changes or additions to the proxy material concerning such matters as abstentions from voting and confidentiality of Shareholder voting.

Shareholder proposals submitted for inclusion in MEDITECH's Proxy Statement and Proxy Page for next year's Annual Meeting must be received by MEDITECH at its corporate offices on or before November 23, 2018 and must comply with the rules of the SEC governing the form and content of such proposals, in order to be considered for inclusion in MEDITECH's Proxy Statement and Proxy Page. Any such proposals should be directed to Shannon M. Connell, Secretary, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090.

Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to Shareholder proposals which are not included in MEDITECH's Proxy Statement as described above. However, the discretionary voting authority may be limited as to a proposal that is received by MEDITECH at the above address on or before February 8, 2019 and as to which the proponent satisfies certain SEC requirements.

STOCK PRICE PERFORMANCE

No public trading market exists for MEDITECH's common stock, and accordingly MEDITECH has not prepared a comparative performance graph as such. However, for shareholder reference, shown below are two comparative tables.

Table 1 shows the year-end fair share values of MEDITECH's common stock as determined by MEDITECH's Board of Directors. Because MEDITECH does not believe it can reasonably identify a group of peer issuers, it has instead included for comparative purposes the corresponding year-end values for the S&P 600 small-cap index. This table does not include any dividends received.

Table 1	2012	2013	2014	2015	2016	2017

MEDITECH common	$45.00	$45.00	$45.00	$45.00	$45.00	$45.00
S&P 600 small-cap	476.57	665.54	695.08	671.74	837.96	936.26

Table 2 shows the changes in the relative year-end values assuming an initial investment of $100 in each on December 31, 2012, but includes the reinvestment of dividends received.

Table 2	2012	2013	2014	2015	2016	2017

MEDITECH common	$100.00	$106.66	$113.78	$120.65	$127.30	$134.15
S&P 600 small-cap	$100.00	$139.50	$145.79	$142.91	$180.89	$204.82

The information shown in the above tables is not necessarily indicative of future performance.

OTHER MATTERS

At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement. If any other matters should properly come before the meeting, the proxy holders have discretionary authority to vote their shares on any such matters according to their best judgment.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and mail it in the enclosed envelope which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

Shannon M. Connell, Secretary
Westwood, Massachusetts
March 23, 2018

MEDICAL INFORMATION TECHNOLOGY, INC.
2018 PROXY PAGE

Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2017 Annual Report on Form 10-K and other SEC filings.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder of Medical Information Technology, Inc. ("MEDITECH") hereby appoints A. Neil Pappalardo and Barbara A. Manzolillo, and either of them acting singly, each with full power of substitution, as proxies to cast all votes which the undersigned Shareholder is entitled to cast at the 2018 Annual Meeting of Shareholders of MEDITECH to be held at its corporate office, 1 Constitution Way, Foxborough, Massachusetts 02035, on Monday, April 23, 2018 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting").

If you sign and return the Proxy Page, the individuals named as proxies will vote your shares following your directions. If you do not indicate any specific choices, the proxies will vote your shares for the election of each of the nominees for Director and for the ratification of the selection of Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for 2018. If any other matters are presented for action at the Annual Meeting, the proxies will vote your shares in their discretion. At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

The undersigned Shareholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of MEDITECH or by attending the Annual Meeting and voting in person by ballot.

The undersigned Shareholder hereby acknowledges receipt of the Formal Notice of Annual Meeting and Proxy Statement. The undersigned Shareholder hereby revokes any proxy or proxies heretofore given.

Please complete, date, sign and return promptly in the enclosed envelope. Please sign exactly as your name appears on the back of this Proxy Page. Joint owners should each sign individually. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized Officer who should state his or her title.

WILL YOU BE ATTENDING THE 2018 ANNUAL MEETING? _____

INDICATE YOUR EMAIL ADDRESS AS WELL AS A CHANGE OF MAILING ADDRESS:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

INDICATE ANY COMMENTS YOU MAY HAVE:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

MEDICAL INFORMATION TECHNOLOGY, INC.
2018 PROXY PAGE

THE BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR ALL SIX NOMINEES LISTED UNDER PROPOSAL 1 AND VOTE FOR PROPOSAL 2. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To elect the following nominees as the six Directors of MEDITECH to serve until the 2019 Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified:

[ ] A. Neil Pappalardo
[ ] Lawrence A. Polimeno
[ ] Howard Messing
[ ] Edward B. Roberts
[ ] Barbara A. Manzolillo
[ ] Stuart N. Lefthes

[ ] NONE OF THE ABOVE

2. To ratify the selection of Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018:

[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

Please be sure to sign and date this Proxy Page. The undersigned Shareholder authorizes the proxies to vote on the above matters as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NAME OF SHAREHOLDER: ____________________________________________

NUMBER OF SHARES AS OF MARCH 23, 2018: ___________________________

SIGNATURE: ________________________________ DATE: ________________